                                     [LOGO]

                     DECLARATION OF INTERPRETER/TRANSLATOR

                  AFFIDAVIT OF TRANSLATION OF FOREIGN DOCUMENT

                         RE: Rental Agreement between Mr. C.G. Kortenoever
                             and Flight Accessory Services
                             ---------------------------------------------
                             Rental Agreement between Mr. C.G. Kortenoever and Parker Bertea Services
                             ---------------------------------------------

STATE OF CALIFORNIA
Country of Los Angeles

I, Dr. Eric Wilson, the undersigned, do depose and say:
   ---------------

     I am a certified interpreter/translator for the English and the Dutch languages. I am accredited by the American Translators Association, and by the United States Department of State. I have read the above described document, which is attached hereto, and declare under penalty of perjury under the laws of the state of California that the foregoing translation of said document into English is a true and correct translation to the best of my knowledge.

Executed on this fifteenth day of January, 1998, at Santa Monica, California.
                 ---------        -------------

                                       /s/ Eric Wilson
                                       ------------------------------
                                                           TRANSLATOR

                                       /s/ Dina Spevack
                                       ------------------------------
                                               DINA SPEVACK, DIRECTOR
                                           AMERICAN LANGUAGE SERVICES

                         [by hand:]     Jan Holland
                                        Facility
                                        Folder




          van

          GROENINGEN

          BROKERAGE

          Hoofdweg 716 - Hoofddorp

          Tel. 02503 - 12341







CONTENTS:

Rental Agreement between
Mr. C.G. Kortenoever

and

Flight Accessory Services

with regard to business premises
in Nieuw Vennep

                          RENTAL AGREEMENT

The Undersigned,

Mr. C. G. Kortenoever, residing in Nieuw Vennep, at Hoofdweg 1236;

                           hereinafter designated as the landlord

states that he has rented to the co-signer,

Hawker Pacific, Inc., with headquarters in Nieuw Vennep, at Noorderdreef 80,

                           hereinafter designated as the tenant,

which states that it has accepted in rental:

business premises, with a size of approx. six hundred fifty m2, locally known as Noorderedreef 80 in Nieuw Vennep,

The rental and renting of which the parties state that they have agreed to for a period of five years, beginning on 1 April 1991 and accordingly terminating on 31 March 1996.

The landlord extends to the tenant the right of option for a period of five years, beginning on 1 April 1996 and accordingly terminating on 31 March 2001.

If the tenant wishes to make use of the above-described option right, it is to notify the landlord of this by registered mail prior to or, at the latest, on April 2000.

This rental agreement has been entered into under the following provisions and conditions contained in the rental agreement of 1 April 1981, accepted by Kawker Pacific Inc.




Drawn up and signed in Nieuw Vennep, 26 February 1991.


       Landlord,                            Tenant,


       [signature]                          [signature]


                                            [by hand:]

                                  RENTAL AGREEMENT



The undersigned,

Mr. C.G. Kortenoever, residing in Nieuw Vennep, at Hoofdweg 1236;

                    hereinafter designated as the landlord

states that he has rented to the co-signer,

Flight Accessory Services, with headquarters in Nieuw Vennep, at Noorderdreef
80;

                    hereinafter designated as the tenant,

which states that it has accepted in rental:

business premises, with a size of approx. six hundred fifty square meters, locally known as Noorderdreef 80 in Nieuw Vennep, for the rest well enough known to the parties that no further description is required, the rental and renting of which the parties state that they have agreed to for a period of five years, beginning on 1 April 1981 and accordingly terminating on 31 March 1986.

The landlord extends to the tenant the right of option for a period of five years, beginning on 1 April 1986 and accordingly terminating on 31 March 1991.

If the tenant wishes to make use of the above-described option right, it* is to notify the landlord of this by registered mail prior to or, at the latest, on 1 April 1985.

This rental agreement has been entered into under the following provisions and conditions:
----------------------------------

     * Translator's note: For the sake of a smoother English translation, from now on the tenant, the company of Flight Accessory Services, will be referred to as "he" rather than "it."

                               van GROENINGEN Brokers

                                     ARTICLE 1

1. The landlord and tenant promise to adhere to everything to which the law and local regulations and customs obligate tenants and landlords, as well as to compliance with each of the articles of this rental agreement.

2. If either the tenant or landlord does not comply with his obligations or does not comply with them in due time, the negligent party is liable and the other party has the right to compensation for all damages and interests resulting from this negligence, without prejudice to all the means at his disposal in accordance with the law, the local regulations and the conditions of this rental agreement, in order to force compliance with this rental agreement or a dissolution of this rental agreement.

                                     ARTICLE 2

1. The rental price is to be 45,000 guilders (forty-five thousand guilders) per year, with advance payment to be made in four periods of three months, each to be for 11,250 guilders (eleven thousand two hundred fifty guilders). The first rental payment for the period from 1 April 1981 through 30 June 1981, at an amount of 11,250 guilders (eleven thousand two hundred fifty guilders), is to be made prior to or at the latest on 1 April 1981 and then subsequently every three months on the following due dates: 1 July 1981, 1 October 1981, etc. etc.

2. All payments that are owed to the landlord by the tenant on the basis of this rental agreement are to be made by the tenant in currency that is legal tender in the Netherlands and to be paid without compensation or discount to the landlord, as owner of the rental property. The landlord is to give further details with regard to the bank account into which the tenant is to make the payments.

3. If a payment by the tenant is not made by the agreed-upon due date, then, without prejudice to the rights falling to the landlord from this, the tenant is to pay a fine of 1 1/2% per month for the amount in arrears, whereby a portion of one month is to be counted as a full month.

                               van GROENINGEN Brokers

This fine is not to be owed for payments that are received by the landlord within seven days of the due date.

Both any possible legal and non-legal rental collection expenses are to be at the expense of the tenant, whereby the non-legal expenses for the parties are set at 10% of the rental amount to be collected.

4.  The rental price as set forth in Art. 2, para. 1, is fixed until 1 April
1982.

Thereafter, each year, starting 1 April 1982, the rental price is to be reviewed by means of a connection to the price index figure for family consumption for employee families as published by the Central Bureau of Statistics (1975 = 100).

The first rental price revision, on 1 April 1982, is to be calculated as follows:

Price index figure January 1982
                                        x                   45,000 guilders
Price index figure January 1981

The second rental price revision, on 1 April 1983, is to be calculated as follows:

Price index figure January 1983
                                        x                   45,000 guilders
Price index figure January 1981

5. The landlord is entitled to increase the rental price, along with the sales tax (in Dutch: B.T.W.) set by the government.

6. In the event of bankruptcy of the tenant and/or confiscation of his property by third parties lasting longer than 4 weeks, the landlord has the right to consider this agreement to be dissolved, immediately or whenever he chooses, without its being necessary for a judge to pronounce this dissolution.

He is, however, obligated to notify the tenant by registered mail that he wishes to make use of this right.

                               van GROENINGEN Brokers

7. As a guarantee for compliance with his obligations from this rental agreement, the tenant is to make a bank guarantee for an amount of 22,500 guilders (twenty-two thousand five hundred guilders). This bank guarantee is to be valid until one month after the end of this agreement. The parties state that they have reached an agreement as to the text of this agreement. The landlord cannot exercise his rights from the bank guarantee until two weeks after the landlord his informed the tenant by registered letter that he is in default.

                                     ARTICLE 3

1. The rental object is intended to be used as a repair shop for aircraft parts, storage area and office premises, this being in the broadest sense of the word.

2. The maximum permissible floor load of the business premises is to be 2,000 kg per square meter of floor surface.

3. The tenant must see to it that he obtains any possible permissions and/or releases necessary for carrying out his business. The withdrawal or cancellation of these permissions and/or releases may not ever give rise to the dissolution or nullification of this rental agreement or to any action against the landlord.

4. If at any time a premium higher than 1.75% per annum for fire insurance is charged to the landlord, then the tenant is to compensate the landlord for the higher premium. The landlord is free to designate the amount to be insured and the selection of the insurance company or companies, as well as an assessment of the judiciousness of the premium(s) owed.

A premium increase, to the extent that this is occasioned by the exercise of the tenant's business, is to be paid by the tenant for the entire rental period.

5. The tenant is obligated to strictly comply with all regulations that are given by the authorities with regard to the danger of fire pertaining to the rental object.

                               van GROENINGEN Brokers

6. Taxes incurred for business affairs that are brought about by the tenant are to be paid by the tenant, even if the assessment is issued in the name of the landlord.

                                     ARTICLE 4

1. The rental object, subject to the rest of what is set forth in this contract, is to be turned over to the tenant by the landlord in its present condition, provided with a heating system. This heating system must be ready for use by 1 September 1981 at the latest. In default of this, the landlord must immediately pay a fine of 500 guilders (five hundred guilders) for every day that this system in not yet ready for use, while in this event the tenant is also entitled to declare this agreement as being dissolved in observing a period of one month, by registered letter, without having to resort to legal means.

Through the actual putting of the rental object into use, the tenant indicates that the rental object complies with his requirements, this without prejudice to the obligation by the landlord for the repair of structural defects that might appear after the tenants moves into the rental object.

2. The tenant is responsible for all damages that occur to the rental object through the tenant's type of use.

3. The landlord is not liable for the consequences of visible or invisible defects to the rental object, unless the tenant can prove that the landlord knew about these defects at the time the damage occurred and the landlord cannot prove that he informed the tenant of these defects immediately.

4. The tenant releases the landlord from claims from third parties with regard to damages to goods/property kept in the rental object that occurred as a consequence of defects described in para. 3 of this Article.

5. The landlord is not liable for loss of profits incurred by the tenant or for damage to the tenant's property caused by storms, hail, snow, wind, leakage, fire or similar occurrences.

The tenant is expected to have insured himself against such events.

                               van GROENINGEN Brokers

                                     ARTICLE 5

Without written permission by the landlord, the tenant may not let the rental object be used in whole or in part by third parties or sub-rented to any third parties.

If the tenant wishes to vacate leave the entire [rental] object, the tenant has the right to find a new tenant for the [rental] object, taking into account the fact that the business of the new tenant will do no harm to the standing of the building and with the stipulation that the new tenant is comparable to the tenant with regard to morality and solvency.

The new tenant must be prepared to take over the rental agreement under the same stipulations and conditions as those set forth in this present agreement and for payment of the same rental price.

                                     ARTICLE 6

1. The parties have reached an agreement over the fact that various dividing walls and furnishings are to be installed; the parties do not feel that any further description is necessary as to their nature, other than the floor plan to which both parties have signed in agreement. The costs connected to the architectural work to build the office, canteen and shipping area on the ground floor, as shown on the floor plan, are to be totally at the expense of the landlord.

During each rental year, the tenant is to pay the landlord an amount equal to 10% of the last-mentioned costs, with a maximum of 5,100 guilders, without any indexing, increase or interest.

The method of payment for the above-mentioned amount is to occur in accordance with the method of payment of the rental sum as described in Art. 2, para. 1 of this document.

2. Whatever has been installed, modified or torn down, either in, on and to the rental object, with the consent of the landlord, must be put back in order at the end of the rental, without being able to claim any compensation from the landlord.

The landlord can request that the rental object, at the end of the rental, be returned to its original condition, in whole or in part, at the expense and risk of the tenant.

Any damage that is incurred through the removal of the installations is to be repaired at the expense of the tenant.

                               van GROENINGEN Brokers

3. The landlord herewith states that he has been informed of and is in agreement with the fact that in conjunction with his business, the tenant will install machines in the rental object whereby arrangements must be made that, among other things, could lead to these machines being considered to be built-in installations.

The landlord expressly states that even in this above-mentioned instance he will not assert a claim to ownership of these machines and that he fully recognizes the tenant's rights in this regard.

                                     ARTICLE 7

1. The broad exterior maintenance of the rental object, such as the roof, the walls, the exterior paintwork, as well as the repair of structural defects, such as, e.g., the replacement of a non-functional central heating system, is to be at the expense of the landlord.

2. The daily exterior and interior maintenance, as well as the maintenance of the systems that include any possible heating systems and lighting installations, is to be at the expense of the tenant, and, in addition, also all other maintenance connected to daily usage -- such as, e.g., the proper functioning of all pipes and drains, the repair of broken windows, the sweeping of chimneys, repairs to doorbells, switches, locks, door bolts, door handles, water faucets, the replacement of lamps and their fittings, the repair of damage to the interior paintwork.

3. If the tenant does not comply with his obligations set forth in the previous paragraph in due time, the landlord, in the event of such needed work, is entitled to carry out the required measures himself or to have such work carried out, at the expense of the tenant, who is to repay the expenses incurred, without any claim for a discount or compensation.

4. The tenant is obligated to grant the landlord, or the person who is to report to the landlord about the tenant, access to the rental object and, to the extent necessary and feasible, to give all his co-operation with regard to the carrying out of an examination and/or maintenance work and, on or to the rental object, without asking for anything in return.

----------------------------------

     Translator's note:  There is no Article 8 in the original Dutch document.

                               van GROENINGEN Brokers

                                     ARTICLE 9

1. The tenant is obligated to allow the rental object to be inspected for six months prior to the end of the rental agreement and also in the event of a private or public sale. The inspections are to take place after consultation with the tenant.

2. At the end of the rental agreement, the tenant is obligated to vacate the rental object in due time and, in compliance with what is specified in this agreement in this regard, to turn it over to the landlord in good condition and properly cleaned.

                                     ARTICLE 10

1. The business costs and taxes that are imposed on the rental object, are, except for what is specified in para. 2 of this Article, to be at the expense of the landlord, unless this is otherwise specified by law or another agreement has been reached between the landlord and the tenant, with the understanding, however, that government taxes put into effect after the date of entering into this rental agreement are to be at the expense of the tenant. The real estate tax for the owner of the real estate is to be at the expense of the landlord.

2. An increase of the total that is owed by the landlord as per para. 1 of this Article is only to be passed on to the tenant if and to the extent that this increase is higher than the increase stated in Article 2, para. 4 (increase in the rental price by means of a connection to the price index figure).

                                     ARTICLE 11

The tenant, after consultation with the landlord, has the right to affix advertising for himself or a company name for the tenant's business on or near the rental object, this being subject to the approval of the municipality of Haarlemmermeer. The above-mentioned advertising or company designation is to be removed at the end of the rental period, by the tenant, at the tenant's expense and risk.

                               van GROENINGEN Brokers

                                     ARTICLE 12

The tenant is prohibited:

a.  from storing any possible surplus goods on the outside of the building;

b. from parking or allowing for the parking of automobiles so that the owners or users of other buildings are inconvenienced by this, all this at the exclusive judgment of the landlord.

                                     ARTICLE 13

1. The tenant states that for all notifications and the like that the landlord might wish to communicate to him in conjunction with the execution of this agreement, the interim termination of the rental, dissolution and evacuation, he will elect a continued domicile in the rental object, until the tenant has actually left the rental object.

The above is to be applied correspondingly with regard to a newly elected domicile, provided that the tenant gives notification of this by registered letter.

2. All correspondence between the landlord and the tenant with regard to the rental object, as far as the tenant is concerned, to be directly solely to and handled by the landlord.


Drawn up and signed in Nieuw Vennep,         March 3, 1981.

     Landlord,                               Tenant,

     [no signature]                          [signature]

                                                                        - 9* -


                                     ARTICLE 12

The tenant is prohibited:

a.  from storing any possible surplus goods on the outside of the building;

b. from parking or allowing for the parking of automobiles so that the owners or users of other buildings are inconvenienced by this, all this at the exclusive judgment of the landlord.

                                     ARTICLE 13

1. The tenant states that for all notifications and the like that the landlord might wish to communicate to him in conjunction with the execution of this agreement, the interim termination of the rental, dissolution and evacuation, he will elect a continued domicile in the rental object, until the tenant has actually left the rental object.

The above is to be applied correspondingly with regard to a newly elected domicile, provided that the tenant gives notification of this by registered letter.

2. All correspondence between the landlord and the tenant with regard to the rental object, as far as the tenant is concerned, to be directly solely to and handled by the landlord.

Drawn up and signed in ................,                         1984.

     Landlord,                               Tenant,

     [signature]                             [signature]

                                             [by hand:]  12 June 1984


----------------------------------

     * Translator's note: This is the second page 9 in the set of pages provided from the original Dutch document.